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                                                                    Exhibit 10.7

                    INTERNET/BUSINESS SITE & HOST AGREEMENT


     This Agreement ("AGREEMENT") is entered into and effective this _____ day of January, 2000 by and between RE/MAX International, Inc. ("RE/MAX"), a Colorado corporation with its principal place of business at 8390 East Crescent Parkway, Suite 600, Greenwood Village, CO 80111 and Webb Interactive Services, Inc. ("Webb"), a Colorado corporation (formerly known as Online System Services, Inc.) with its principal place of business at 1800 Glenarm Place, Denver, CO 80202.

     WHEREAS, RE/MAX is interested in maintaining for itself and providing to its affiliates a private site on the World Wide Web ("WWW") for their use in communicating with RE/MAX and its approved suppliers and benefiting from an array of other service capabilities and is desirous of assuring that such site is always competitive, if not state of the art, and regularly enhanced to take full advantage of emerging technologies, such site being a password protected area on the WWW using HTML documents, Active Server Pages, Databases, Forums, Chat Rooms and other features and technologies, all combined to present a virtual RE/MAX community which is referred to as "RE/MAX Mainstreet".

     WHEREAS, in accordance with the terms and specifications set forth in the Internet/Business Site Development & Host Agreement entered into by the parties effective November 12, 1997 (the "Original Agreement"), Webb designed and developed and is currently hosting RE/MAX Mainstreet;

     WHEREAS, since the development of RE/MAX Mainstreet, Webb has substantially revised and improved its community software and is currently offering and marketing a suite of services under the name CommunityWare<-1-228>/XML, which software utilizes a new architecture/platform (herein
"CommunityWare<-1-228>/XML") which platform is well-suited for use with RE/MAX Mainstreet; and

     WHEREAS, Webb and RE/MAX desire to replace the Original Agreement in order to better provide for the continued hosting, maintenance and enhancement of RE/MAX Mainstreet by basing the R/M Customized Software (as hereinafter defined) on CommunityWare<-1-228>/XML in order to substantially reduce the amount of customized software utilized in RE/MAX Mainstreet.

     NOW THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

1.   DEFINITIONS

     For purposes of this AGREEMENT and their relationship, the following terms shall have the meanings assigned to them.

     a. "Host Services": That collection of services specified to be provided by the entity acting as host of RE/MAX Mainstreet, including without limitation, services such as security, help desk, billing, Email and other specified ancillary services commonly or customarily performed by a site host.

     b. "Deliverables": The components of the online services and capabilities specified for subscribers to RE/MAX Mainstreet, including without limitation, Host Services, HTML documents, Active Server Pages, Databases, Forums, Message Conferences, Chat, a Moderated Library and other services and capabilities specified in this AGREEMENT.

     c. "Embedded Software": Commercially available, third party software such as Microsoft SQL Server, Microsoft Internet Information Server, Microsoft Commerce Server and Internet Explorer 4.0 Browser, which software is not owned by Webb, but is or may be used by Webb in its solutions to RE/MAX's business web site objectives.
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     d.   "Developed Software": Software developed and owned exclusively by
          Webb, including without limitation, that software developed using XML or ASP Technology for highly flexible, database-driven WWW web sites and that software developed by Webb to enhance or supplement the CommunityWare<-1-228>/XML Interact Software and/or compliment or integrate the Embedded Software in the creation of the R/M Customized Software.

     e. "CommunityWare<-1-228>/XML Interact Software": An integrated, creatively interfaced combination of Developed Software and Embedded Software which serves as Webb's basic suite of virtual community products and upon which RE/MAX Mainstreet is and is to be based.

     f. "R/M Customized Software": "CommunityWare<-1-228>/XML Interact Software as customized, enhanced and modified by Developed Software and Embedded Software to meet the objectives of RE/MAX for "RE/MAX Mainstreet".

     g. "RE/MAX Mainstreet": The RE/MAX highly flexible, functional, scaleable, easy-to-use, database driven business, virtual community web site which utilizes the R/M Customized Software and which satisfies all criteria and specifications identified in the Original Agreement.

     h. "Residual Information": Information in non-tangible form, which may be retained by persons within Webb's organization who have participated in the development and delivery of the R/M Customized Software and/or the RE/MAX Mainstreet site.
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2.   RE/MAX MAINSTREET

     Webb hereby agrees to maintain the R/M Customized Software and to migrate the R/M Customized Software to the CommunityWare<-1-228>/XML platform that are deemed to be in the best interests of both parties incrementally in the year 2000, to the R/M Customized Software in order to improve its functionality, scalability and ability to be enhanced and, utilizing such software, to provide a fully operational, subscriber accessible, virtual community business suite exclusively for RE/MAX and its affiliates, such site being known as "RE/MAX Mainstreet" and which site provides all of the Deliverables listed below, all of which have been previously developed, tested, approved and released to production, such that each Deliverable satisfies its corresponding specifications (See for specifications, Exhibits "A" through "J" to the Original Agreement):

     a. Message Conferences: Unlimited number of RE/MA defined collaborative subscriber-to-subscriber messaging conferences consistent with the specifications set forth in Exhibit A to the Original Agreement.

     b. Chat Interactive Topic Discussions: Chat Lobbies and no fewer than fifteen (15) conference rooms for each message conference to facilitate multiple simultaneous interactive group discussions by topic per chat room with capability for accommodating peak periods of demand and otherwise consistent with the specifications of Exhibit B to the Original Agreement.

     c. Moderated Libraries: Libraries for each messag conference to enable the moderated posting and retrieval of subscriber files (documents, forms, graphics) consistent with the specifications set forth in Exhibit C to the Original Agreement.

     d. EMail Capabilities: Forwarding Email accounts handled on a proxy basis per designated address and addressee information, i.e., username@REMAX.NET, assigning a unique address per subscriber, maintaining a searchable e-mail address directory online, and otherwise consistent with the specifications set forth in Exhibit D to the Original Agreement.

     e. Flexibility for Future Expansions/Enhancements/Mobility: Design features which assure maximum flexibility to meet future demands and take advantage of future technologies, assure functional, scaleable, and easy to use features which will enable RE/MAX to adapt to changing uses or demands, consistent with the specifications set forth in Exhibit A through F attached to the Original Agreement.

     f. Linking and Bridging Capabilities: System flexibility fo creating data entry, transfer, and retrieval and communication links to third party service and content providers on the WWW consistent with the specifications set forth in Exhibit E attached to the Original Agreement.

     g. Administrative Capabilities: A CommunityWare <-1-228>/XML Interact administrator interface which provides for administering and reporting on the subscriber accounts, structure of the conferences, chat rooms, libraries, content (graphics and text), and other components of RE/MAX Mainstreet and otherwise consistent with Exhibit F attached to the Original Agreement. In addition, RE/MAX shall have file transfer protocol access for upgrading graphics and layout content for the RE/MAX Mainstreet site.

     h. Telephone Help Desk: On call subscriber help desk and support capabilities which will provide subscribers the ability to speak to a technical support agent within (3) minutes of receiving the call. Support will be available 18 hours per day, seven (7) days a week. In addition, technical support will be accessible via Email with a response within 24 hours and otherwise consistent with Exhibit G attached to the Original Agreement.

3.   SOFTWARE LICENSE

     During the term of this AGREEMENT, on and subject to the terms and conditions set forth below in this Paragraph 3, Webb hereby grants to RE/MAX a limited license to use the R/M Customized Software.
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4.   SOFTWARE UPGRADES/ENHANCEMENTS

     Webb hereby agrees that included within the software license set forth above in Paragraph 3 hereof is a commitment for the term of the license to notify RE/MAX of upgrades and enhancements as they become known to Webb and to give RE/MAX the option, at RE/MAX's sole cost and expense, as described in sections 9.a and 9.b, to have those upgrades or enhancements built into the R/M Customized Software and/or otherwise included in RE/MAX Mainstreet. In the event RE/MAX elects to include any such upgrade or enhancement, Webb shall acquire any rights in software required and make such modifications in the R/M Software as are necessary to include the selected enhancement or upgrade. In all cases, Webb modifications to software shall be accomplished with a minimum of disruption of the Host Services and RE/MAX Mainstreet's online availability.

     Additionally, in the event RE/MAX becomes aware of any software, feature, enhancement, or of new technology that RE/MAX believes may be advantageous for RE/MAX Mainstreet, RE/MAX will notify Webb and Webb will endeavor to develop a proposal to RE/MAX for the inclusion of the same in RE/MAX Mainstreet and such proposal shall include plans, costs and terms for maintaining such software, feature enhancements or new technology. RE/MAX shall have the right to seek directly other bids from third parties and to present the same to Webb. If Webb is unwilling or unable to include the feature of interest at a cost below or not more than ten percent (10%) above the best competing proposal, RE/MAX shall have the right to have such feature built into the R/M Customized Software and RE/MAX Mainstreet by a third party selected by RE/MAX. Webb agrees to cooperate with such third party or, in the alternative, to provide such access to its documentation and source codes as may be necessary to enable such third party to include such feature in the R/M Customized Software and RE/MAX Mainstreet. The function of maintaining the R/M Customized Software as modified shall still be the responsibility of Webb and the costs thereof shall still be deemed to be included in the monthly fee except where additional costs are approved as part of the proposal approval process, in which case RE/MAX shall bear such additional cost.

5.   LINKS WITH THIRD PARTY SERVICE & CONTENT PROVIDERS

     Webb hereby agrees that RE/MAX shall have the right to develop or require Webb to accommodate data insertion and retrieval links and communication links on the WWW with third party providers of services and/or content. For example, RE/MAX shall have the right at any time during the term of this AGREEMENT, to develop itself, or require Webb to develop, a link between RE/MAX Mainstreet and a third party web site through which link subscribers to RE/MAX Mainstreet could view and use that web site without leaving the RE/MAX Mainstreet web site. Should there be costs to Webb involved in satisfying RE/MAX's request for any such link, it is understood that such costs shall be paid or reimbursed by RE/MAX, but only to the extent they are reasonable and represent the published rates for any engineering or project management time required and the actual out of pocket costs incurred by Webb without any mark-up or surcharge and that such costs are consistent with estimates, quotes, or proposals submitted to RE/MAX by Webb in advance. It is further understood that RE/MAX will be solely responsible for any subscriber fee or access fee associated with access to any such third party provider. Furthermore, RE/MAX shall have the right to divide any additional income generated from any such link with the third party provider, and do so with no duty to account or disclose to Webb the details of its relationship with such third party provider, and without sharing with Webb any portion of the additional income.

6.   HARDWARE PREVIOUSLY ACQUIRED FOR RE/MAX MAINSTREET

     RE/MAX hereby transfers and assigns to Webb all of RE/MAX's right, title and interest to the computer equipment purchased pursuant to Paragraph 7 of the Original Agreement.

7.   HOST SERVICES FOR RE/MAX MAINSTREET

     Webb hereby agrees to host RE/MAX Mainstreet and to provide all services contemplated by the role of community web site host and all services of an administrative or ancillary nature, including without limitation,
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     security, help desk, subscriber billing, and billing administration, online credit card validation and/or charge authorizations, monthly, or, if required, more frequent, ongoing, maintenance of the foregoing functions as well as the basic functions of the RE/MAX Mainstreet web site, all consistent with the specifications set forth in Exhibit H to the Original Agreement. It is understood that on or around January 15, 2000, all aspects of the current subscriber billing system will be removed from RE/MAX Mainstreet.

8.   TRANSFER OF HOST SERVICES

     RE/MAX reserves the right to move RE/MAX Mainstreet to a new hosting entity and to use the escrowed copy of the R/M Customized Software if necessary to continue RE/MAX Mainstreet in any of the following circumstances:

     a. Any failure or disruption in the business of Webb due to any bankruptcy filing on behalf of Webb or any other event which threatens the ability of Webb to continue to perform its obligations under this AGREEMENT;

     b. Any change in ownership or control of Webb to any entity or organization which competes directly or indirectly with RE/MAX or its affiliates;

     c. The disruption of access by subscribers (other than planned downtime) which causes the site to be available for less than 98% of the time during any calendar quarter.

     d. Reports to RE/MAX from the greater of (i) one percent (1%) of the subscribers to RE/MAX Mainstreet or (ii) fifty (50) subscribers to the effect they cannot get online or they have difficulty getting access to RE/MAX Mainstreet, that chat rooms are not available, Email is not functioning, security has been breached, access to the Help Desk at RE/MAX Mainstreet is difficult, or any other similar type of problem which continues to be reported to RE/MAX thirty (30) days after Webb has been notified in writing of such problem.

               The transfer of the Host Services function to a new entity shall not relieve Webb of its other obligations under this AGREEMENT or the software license set forth herein. RE/MAX understands that because of the complexity of the hosting environment, moving RE/MAX Mainstreet to a new hosting entity would require significant re-engineering of many aspects of the site.

9.   CONTRACT PRICE; PAYMENT TERMS

     RE/MAX shall pay Webb monthly for the license and services provided pursuant to this Agreement as follows:

     a. Fixed Fee for Hosting, Maintenance of Site and Software License: A fee of $20,000 per month shall be paid for Webb's hosting of RE/MAX Mainstreet, for Webb's providing standard maintenance and support for the services covered by this AGREEMENT and for the limited license provided in accordance with Paragraph 3 of this AGREEMENT. Standard maintenance and support includes fixing of any software problems required to provide the services contemplated by this AGREEMENT but do not include cosmetic changes or functional enhancements. Included with the monthly fee is the availability to RE/MAX of forty (40) hours per month of engineering and project management time which Webb will make available for site enhancements, to make changes to the user interface, to add new features or to integrate new core features of CommunityWare<-1-228>/XML and to integrate with third-party software.

     b. Variable Fee for Cost Support and Additional Site Enhancement Services. A monthly fee equal to the greater of $3,000 or $1.20 per minute of call support provided during each month shall be paid for telephone support to be provided by Webb or by a third-party retained by Webb to provide call support to the subscribers to RE/MAX Mainstreet. In addition, Webb will provide engineering and project
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          management services in excess of the forty (40) hours included in the fixed monthly fee as desired by RE/MAX, such services to be provided at Webb's published rates. Webb will provide the estimates of the time required to complete desired enhancements if so requested by RE/MAX. Webb may provide promotional support for RE/MAX Mainstreet and will provide estimates of the costs required for any travel, trade show materials, etc. that may be requested by RE/MAX. These costs will be paid by RE/MAX for each occurrence on a pass through basis.


     c. Reduction in Fixed Monthly Fee. In the event that RE/MAX shall move RE/MAX Mainstreet to a new hosting entity in accordance with the provisions of Paragraph 8 hereof, the fixed monthly fee provided for in Paragraph 9(a) above shall be reduced to $17,500 per month.

     d. Payment Terms. Webb shall bill RE/MAX monthly for the fixed and variable monthly fees for the preceding month, which invoices shall be paid within thirty (30) days of the receipt thereof.

     e. These new payments are to take effect January 1 2000, with the first invoice at January 2000 month-end.

10.  OWNERSHIP OF WEBB INTELLECTUAL PROPERTY

     Except for the rights under the license herein granted to RE/MAX and otherwise specifically addressed in this AGREEMENT, it is hereby acknowledged and agreed to by Webb and RE/MAX that all rights of any nature whatsoever in and to the Developed Software, the CommunityWare<-1-228>/XML Interact Software and the R/M Customized Software are retained by Webb.

11.  OWNERSHIP OF WEBB PROPRIETARY TECHNOLOGY

          Webb shall own all worldwide rights, title, and interest in and to the Developed Software, including copyright right, and also in and to any software tools, specifications, ideas, concepts, know-how, processes, and techniques used by Webb in performing the services covered by this AGREEMENT (collectively "Proprietary Technology"), including all Intellectual Property rights therein. Nothing in this AGREEMENT or otherwise shall be deemed to prohibit or limit in any way Webb's right to use the Proprietary Technology (as defined herein) or Residual Information, in whole or in part, to develop and market any software that is the same in any or all respects as the Developed Software, or to develop other software products or applications for Webb customers. Webb acknowledges and agrees that during the term of this Agreement and any renewals thereof, Webb shall not reuse any code custom developed for RE/MAX for a real estate service business or any other business or enterprise that directly or indirectly competes with RE/MAX or any of its corporate affiliates, RE/MAX Broker/Owners or RE/MAX Affiliates, including but not limited to, any business that provides real estate brokerage or property management services, sells or markets real estate franchises or provides corporate relocation services ("RE/MAX Competitor" or to any company that has an ownership interest of 10% or more in a RE/MAX Competitor or to any other person or entity.") Webb agrees to not allow its key staff dedicated to this effort to work on other real-estate projects during the term of this contract.

12.  RE/MAX ACKNOWLEDGMENT

     RE/MAX hereby acknowledges that the Documentation and Source Codes for the R/M Customized Software may contain trade secrets and confidential information of Webb and that providing the R/M Customized Software, in whole or in part, to any unauthorized third parties would be harmful to the interests of Webb. RE/MAX agrees, therefore, to use reasonable efforts to supervise, manage and control the R/M Customized Software, and to safeguard all copies of the same licensed under this AGREEMENT using the same degree of care that RE/MAX uses to safeguard its own proprietary materials. RE/MAX agrees that, except to the extent expressly authorized in this AGREEMENT or the license contained herein, it will not sub-license, re-sell, or otherwise authorize any other party to possess or obtain the R/M Customized Software, or to reverse engineer the R/M Customized Software.
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13.  RE/MAX OWNERSHIP OF DATA, CONTENT & SUBSCRIBER INFORMATION

     RE/MAX shall own all worldwide rights, title, and interest in and to its name and logos and all other components of graphical and textural content used in, or in connection with, the promotion of RE/MAX Mainstreet and RE/MAX shall own all rights, title, and interest in the name "RE/MAX Mainstreet" and in the URL address selected for the site. All use of the RE/MAX marks in connection with the web site shall inure exclusively to the benefit of RE/MAX. RE/MAX shall also own exclusively all data entered by subscribers and/or by RE/MAX or third parties and Webb shall periodically create back-up tapes of such data for its safekeeping. RE/MAX shall also own exclusively all subscriber data, including without limitation, subscriber name, address, telephone number, FAX number, credit card numbers and expiration dates, and all other data collected or developed in reference to subscribers individually or collectively as a subscriber base. In no event shall Webb disclose, sell, market, use, distribute, or provide to any third party or governmental agency any form of name, address, phone number, user name, Email address or other listing, either physically or electronically, or provide any form of online solicitation rights or opportunities to any third party or governmental agency. Webb itself shall not solicit or communicate directly with the subscriber base for RE/MAX Mainstreet, except with the prior written consent of RE/MAX to the subject matter and content of such communication, and such prior written authority shall be required of RE/MAX for each proposed communication, the overall objective being to minimize the volume of unwanted solicitations over RE/MAX Mainstreet. Webb and RE/MAX shall maintain a guideline for responding to requests by subscribers, for global Email messages to all or large groupings of subscribers, and Webb shall follow such guideline. Webb shall periodically provide RE/MAX with a back-up tape setting forth all subscriber information on file for safekeeping by RE/MAX.

14.  WEBB ACKNOWLEDGMENT

     Webb hereby acknowledges that the name "Mainstreet" for real estate industry-related web site is unique to RE/MAX and the database, subscriber information, and content of RE/MAX Mainstreet may contain trade secrets, confidential information, and/or highly sensitive data and that RE/MAX and/or its subscriber base will be irreparably damaged if such information were disclosed, sold, or otherwise distributed or made public. Webb acknowledges that RE/MAX is the exclusive owner of such data, content, and information and Webb agrees not to challenge the validity of any mark owned by RE/MAX, or RE/MAX claim to ownership to the site name, "RE/MAX Mainstreet," or of the URL address for the site. Webb agrees, therefore, to use its best efforts to protect and secure such data, content, and subscriber information from third parties and to incorporate into the R/M Customized Software such security measures as it deems reasonable and appropriate to protect the RE/MAX Mainstreet web site from unauthorized use, access, or invasion by third parties.
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15.  DESIGN CHANGES

     The parties hereto agree that RE/MAX shall have the exclusive right, without consultation with or notice to Webb, at any time and from time-to-time to modify at RE/MAX's sole cost and expense the structural, graphical, and textural content and appearance of RE/MAX Mainstreet in limited areas as defined by the technology and/or to change the name of the web site to something other than RE/MAX Mainstreet. Webb agrees to provide RE/MAX with access codes and information sufficient to enable RE/MAX to effectuate such changes via online modifications, invisible to Webb or subscribers.

16.  LIMITATIONS ON LIABILITY

     Webb makes no direct or implied guarantee regarding the response or business which will be generated from the RE/MAX Mainstreet site nor will RE/MAX attempt to hold Webb responsible for any economic or legal liabilities which may result from the presence or distribution of the material contained in the RE/MAX Mainstreet web site, provided, however, that Webb will work with RE/MAX in maintaining guidelines for subscriber uses and message content, and Webb, as Host Services provider, shall exercise its best efforts to assure compliance by subscribers with such guidelines and terminate any subscriber who refuses or fails repeatedly to honor such guidelines. To this end, the parties hereto agree that the subscriber agreement shall include both the obligation to honor guidelines established, and from time-to-time amended, for RE/MAX Mainstreet. Such subscriber agreement will also expressly recite the right to terminate RE/MAX Mainstreet access privileges for failure to honor such guidelines.

     Neither Webb nor anyone else who has been or will be involved in the creation, production, or delivery of the RE/MAX Mainstreet web site shall be liable for any direct, indirect, consequential or incidental damages (including damages for Webb of business profits, business interruption, loss of business information and the like) arising out of the use or inability to use RE/MAX Mainstreet even if Webb has been advised of the possibility of such damages.

17.  RE/MAX INDEMNIFICATION OF WEBB

     RE/MAX hereby acknowledges that Webb employees, agents, and officers have assumed no liability or responsibility for the content generated by RE/MAX, subscribers to RE/MAX Mainstreet or others and supplied to Webb for mounting on Webb's servers for Password Protected access via the Internet and World Wide Web (WWW). RE/MAX agrees to indemnify, save, and hold harmless Webb and its directors, officers, employees, and agents from and against any and all claims arising out of RE/MAX's publication of content on RE/MAX Mainstreet and to pay reasonable attorney fees incurred in the defense of any such claim, provided, however, that RE/MAX's obligation hereunder for liability and defense costs together shall be limited strictly by the amount for which such claim could have been settled. This indemnification shall include any and all claims of copyright infringement, slander, or libel, but excludes any claim to the effect that the Developed Software, the R/M Software or RE/MAX Mainstreet as such, infringe any copyrights or other rights of third parties. This AGREEMENT does not create or imply and shall not be construed to create or imply an agency relationship between Webb and RE/MAX. Webb agrees under these terms to provide the specific development and Host Services described in this AGREEMENT.

18.  WEBB INDEMNIFICATION OF RE/MAX

     Webb hereby acknowledges that neither RE/MAX nor any of its directors, officers, employees, or agents have assumed any liability whatsoever for the conduct, actions, or performance of Webb under this AGREEMENT, or for Webb's performance of Host Services hereunder. Webb hereby agrees to indemnify, save, and hold harmless RE/MAX and its directors, officers, employees, and agents from and against any and all claims whatsoever, including without limitation, claims arising out of the software or software development efforts or undertakings of Webb, and claims to the effect that any software used in the R/M Customized Software infringes the copyrights of any third party or that Webb wrongfully obtained, is not entitled to use, or is not the rightful owner of the Developed Software, CommunityWare(TM)/XML Interact Software, R/M Customized

     Software, Residual Information, Intellectual Property, Proprietary Technology and/or trade secrets, and confidential information as those terms are defined herein, and claims relating in any way to Webb relationships with any employee or independent contractor working on the development of the RE/MAX Mainstreet web site or involved at any level in providing Host Services under this AGREEMENT. Webb further agrees to pay reasonable attorney fees incurred by RE/MAX in the defense of any such claim, provided, however, that Webb's obligation hereunder for liability and defense costs together shall be limited strictly by the amount for which such claim could have been settled.

19.  WEBB WARRANTIES

     Webb hereby warrants that its Developed Software, its CommunityWare<-1-228>/XML Interact Software and its other claimed proprietary tools and residual information were originally developed by Webb or rightfully and lawfully acquired, and that Webb has the rights therein to enter into this AGREEMENT, to enter into and license the R/M Customized Software in accordance with the license contained herein, to provide the Deliverables contemplated, and perform the Host Services agreed to, and that in doing so, Webb will not be violating the rights of privacy, the copyrights or any other rights of any third party and that its performance of its obligations hereunder will not place it in breach of any other contract or commitment. Webb does not warrant the license or the reliability of work conducted by any third party.

20.  SECURITY MEASURES & PASSWORD ACCESS

     Access to RE/MAX Mainstreet shall be restricted to individuals affiliated in good standing with RE/MAX International, Inc. and who have executed and returned a current form subscriber agreement. Each such individual shall have a unique user name and a confidential password. Such names and passwords will be assigned in accordance with the procedure outlined in Exhibit J attached to the Original Agreement. Access to RE/MAX Mainstreet will require the use of industry standard encrypted and secure communication protocols for those portions of the subscriber's access, file transfers, messaging, or other activities which contain content which is deemed to be sensitive by RE/MAX and, more specifically, those involving the transfers of billing, credit card or other sensitive data and information exchange. On site system security will be provided by hardware, protocol, and Windows-NT based security consistent with specifications set forth on Exhibit J attached to the Original Agreement.

21.  DATA & CONTENT BACK-UP

     Webb shall provide to RE/MAX a monthly copy of the database, which may include such information as forums messages, subscriber identity data, subscriber payment history information with billing address, subscriber Email address and password information residing on the servers allocated to providing access to RE/MAX Mainstreet. Such back-up copy shall be maintained by RE/MAX for the benefit of itself and Webb should the software and web site become corrupted or inoperable for any reason.

22.  MINIMUM PERFORMANCE STANDARDS

     In the performance of its obligations under this AGREEMENT, Webb shall demonstrate to RE/MAX that access to RE/MAX Mainstreet will satisfy the minimum performance standards of simultaneous use by 10, 25, 50, 75, and 100 concurrent users performing a mixture of chat, library downloads, and messaging without any significant (i.e., less than 10%) degradation of response time.
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23.  TERM AND TERMINATION

     The initial term of this AGREEMENT is two (2) years from the effective date of this AGREEMENT. RE/MAX may terminate this AGREEMENT at any time in the event Webb fails to meet or satisfy the Minimum Performance Standards established by Paragraph 22 hereof. Either party may terminate this contract in the event that the other party breaches this AGREEMENT provided that the breach has not been cured, notwithstanding that the non-breaching party has given the breaching party written notice of the alleged breach and thirty (30) days to cure. This AGREEMENT will automatically renew for successive two (2) year terms, commencing at the conclusion of the initial two (2) year term, unless written notice of intent not to renew is provided by either party one hundred eighty (180) days prior to the expiration of the then current term.

24.  NOT ASSIGNABLE

     This AGREEMENT is uniquely between Webb and RE/MAX and is based in large measure on the trust, confidence, mutual respect, and unique attributes of the parties. This AGREEMENT shall not be assignable by either party without the express written consent of the other, and such written consent may be withheld for any reason whatsoever. Notwithstanding the foregoing, RE/MAX shall have the right to assign this AGREEMENT to any new corporation formed or any existing corporation to oversee, own and/or manage RE/MAX Mainstreet so long as the same group of individuals who own a majority of shares in RE/MAX also control such new or existing corporation.

25.  CHOICE OF LAW

     This AGREEMENT shall be construed and interpreted in accordance with the laws of the state of Colorado and of the United States of America.

26.  INCORPORATION BY REFERENCE

     Exhibits A through J attached to the Original Agreement are hereby incorporated herein by reference.

27.  ARBITRATION

     In the event of any dispute between the parties hereto regarding duties or responsibilities under this AGREEMENT, or any other claim by one party against the other arising out of their relationship under this AGREEMENT, or their performance of any duty or obligation relating to this AGREEMENT, or its subject matter, or the RE/MAX Mainstreet web site, such dispute shall be submitted to binding arbitration in accordance with the Federal Arbitration Act and shall be arbitrated by the American Arbitration Association in accordance with its rules and procedures for commercial arbitration.

28.  NO WAIVER

     Any failure by either party hereto to enforce at any time any term or condition of this AGREEMENT shall not be considered a waiver of that party's right thereafter to enforce that same term or condition or any other term or condition of this AGREEMENT.

29.  ENTIRE AGREEMENT

     This AGREEMENT constitutes the entire agreement between RE/MAX and Webb regarding the subject matter hereof, and this AGREEMENT may not be amended, altered, or changed except by a written agreement signed by both parties hereto. Except as expressly incorporated herein by reference, the Original Agreement is hereby terminated and of no further force and effect.

30.  HEADINGS

     The headings used in this AGREEMENT are used solely for convenience and are not an aid in the interpretation of this AGREEMENT or a limitation to the application of any term or condition hereof.

     IN WITNESS WHEREOF, RE/MAX International, Inc. and Webb Interactive Services, Inc. have executed this AGREEMENT.


Webb Interactive Services, Inc.              RE/MAX International, Inc.


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By                                                By

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Title                                             Title


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Date                                              Date